UNIROYAL TECHNOLOGY CORPORATION
                                    Suite 900
                             Two North Tamiami Trail
                             Sarasota, Florida 34236



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         The Annual Meeting of Stockholders of Uniroyal Technology Corporation will be held at the offices of Uniroyal Optoelectronics, LLC, #501 Sabal Park Distribution Center, 3401 Cragmont Drive, Tampa, Florida on February 23, 1999 at 11:00 a.m., Eastern Standard Time, for the following purposes:

         1. To elect eight directors for a term of one year, to be elected by holders of common stock;

         2. To consider and take action upon the ratification of the selection of Deloitte & Touche LLP to serve as the independent public accountants for the Company for the fiscal year ending September 26, 1999; and

         3. To approve an amendment to the 1992 Non-Qualified Stock Option Plan for directors of the Company.

         4. To approve an amendment to the 1995 Non-Qualified Stock Option Plan for directors of the Company.

         5. To transact such other business as may properly come before the meeting and any adjournment of the meeting.

         The Board of Directors has fixed the close of business on January 4, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, on and after February 12, 1999, during ordinary business hours at the office of the Secretary of the Company, Two North Tamiami Trail, Suite 900, Sarasota, Florida.

         WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IN THE UNITED STATES. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                                OLIVER J. JANNEY
                                    Secretary
Dated: January 15, 1999

                         UNIROYAL TECHNOLOGY CORPORATION
                                    Suite 900
                             Two North Tamiami Trail
                             Sarasota, Florida 34236




                                 PROXY STATEMENT




         This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Uniroyal Technology Corporation, a Delaware corporation (the "Company"), on or about January 15, 1999 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 23, 1999 at 11:00 a.m., Eastern Standard Time, at Uniroyal Optoelectronics, LLC, #501 Sabal Park Distribution Center, 3401 Cragmont Drive, Tampa, Florida, and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) appearing at the meeting, giving notice of revocation of the proxy and voting in person.

         Unless otherwise specified, all shares represented by effective proxies will be voted by the proxy holder in favor of (i) the eight nominees as directors; (ii) ratification of the selection of Deloitte & Touche LLP to serve as the independent public accountants for the Company for the fiscal year ending September 26, 1999; and (iii) adoption of amendments to the 1992 and 1995 Non-Qualified Stock Option Plans for directors of the Company. The Board of Directors does not know of any other business to be brought before the meeting, but, as to any such other business, proxies will be voted upon any such matters in accordance with the judgment of the person or persons acting under the proxies.

         The cost of soliciting proxies will be borne by the Company. Original solicitation of proxies by mail may be supplemented by telephone or telegram, by personal solicitation by directors, officers or other regular employees of the Company, who will not receive additional compensation for such services; the cost of any such solicitation is expected to be nominal. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

         Only holders of record of outstanding shares of the common stock, $.01 par value per share ("Common Stock"), of the Company at the close of business on January 4, 1999, are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 12,361,302 shares of Common Stock outstanding and entitled to vote on January 4, 1999.

         When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of directors, who are elected by a plurality of all votes cast. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" generally occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For" or "Against" or abstain from voting, will be counted for purposes of determining whether a quorum is present. Abstentions from voting by stockholders and broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 30, 1998, by (a) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, (b) all directors and nominees, (c) the Chief Executive Officer and the other four most highly compensated executive officers of the Company and
(d) all directors and executive officers of the Company as a group:


                                               At November 30, 1998
                                                                           Common Stock
Name and Address of Beneficial Owner (1)         Number of Shares Owned (2)        Percent of Class (3)
--------------------------------------           -----------------------        -----------------
Dr. Thomas J. Russell                                  1,810,705                   12.76%
  2 N. Tamiami Trail, Suite 1200
  Sarasota, FL 34236

Pioneering Management Corp.                            1,237,500                    8.72%
  60 State Street
  Boston, MA 02109

Enforcement Counsel for Superfund                      1,054,832                   7.43%
 United States Environmental Protection Agency
  401 M Street, N.W., Mail Code LE 134-5
  Washington, D.C. 20460

Dimensional Fund Advisors I                              834,400                   5.88%
  1299 Ocean Avenue
  Santa Monica, CA 90401

Howard R. Curd                                           995,346 (4)               7.01%

John A. Porter                                           667,695 (5)               4.71%

Robert L. Soran                                          486,342 (6)               3.43%

George J.Zulanas, Jr.                                    300,733 (7)               2.12%

Roland H. Meyer                                          188,374 (8)               1.33%

Oliver J. Janney                                         151,413 (9)               1.07%

Martin J. Gutfreund                                      110,604 (10)               -11

Richard D. Kimbel                            `            84,870 (12)               -11

Curtis L.Mack                                             24,673 (13)               -11

Peter C.B. Bynoe  -                                       20,500 (14)               -11

All directors and executive officers of the
Company as a group                                     3,030,550 (15)              21.36%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "S.E.C.") and the Nasdaq National Market. Officers, directors and greater than ten-percent beneficial owners are required by S.E.C. regulations to furnish the Company with copies of all reports that they file with the S.E.C. pursuant to Section 16(a) of the Exchange Act. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 1998 its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Thomas Russell, a ten-percent owner and former director, reported a stock option exercise and gift of common stock after he had ceased to be a director approximately five months late.

                                               ELECTION OF DIRECTORS
Nominees for Director

====================================================================================================================
NAME                    AGE             POSITION                 DIRECTOR SINCE
====================================================================================================================
Peter C.B. Bynoe        47              Director                       1992
--------------------------------------------------------------------------------------------------------------------
Thomas E. Constance     62              Director                       1998
--------------------------------------------------------------------------------------------------------------------
Howard R. Curd          59      Chairman of the Board, Chief           1992
                                Executive Officer and Director
--------------------------------------------------------------------------------------------------------------------
Richard D. Kimbel       54              Director                       1992
--------------------------------------------------------------------------------------------------------------------
Curtis L. Mack          56              Director                       1992
--------------------------------------------------------------------------------------------------------------------
Roland H. Meyer         71              Director                       1992
--------------------------------------------------------------------------------------------------------------------
John A. Porter          55              Director                       1994
--------------------------------------------------------------------------------------------------------------------
Robert L. Soran         55     President, Chief Operating Officer      1993
                               and Director
--------------------------------------------------------------------------------------------------------------------

         Peter C.B. Bynoe is Chairman of the Audit Committee and a member of the Executive Committee of the Board of Directors. Mr. Bynoe is Chairman of Telemat Ltd., a project management and financial services consulting firm he founded. He is also a partner in the Chicago law firm of Rudnick & Wolfe. Mr. Bynoe also formerly served as the Executive Director of the Illinois Sports Facilities Authority, a joint venture of the City of Chicago and the State of Illinois created to build a new Comiskey Park for the Chicago White Sox. Mr. Bynoe is also a director of Jacor Communications, which owns approximately 170 radio stations across the United States. Mr. Bynoe was formerly the co-owner and Managing General Partner of the National Basketball Association's Denver Nuggets. Mr. Bynoe is also an Overseer of Harvard University.

         Thomas E. Constance is a member of the Compensation, Option, Trust Fund and Executive Committees of the Board of Directors. Mr. Constance is a Senior Partner of Kramer, Levin, Naftalis & Frankel LLP, a law firm in New York City. He was a partner of Shea & Gould from 1971 to 1994 and served as Chairman of the Executive Committee of that firm. Mr. Constance serves as a Trustee of Lions Eye Bank, North Shore Hospital, the M.D. Sass Foundation, and St. Vincent's Services. He also serves on the Advisory Boards of Barrington Capital, L.P. and Atwood Richards Inc.

         Howard R. Curd was appointed Chief Executive Officer of the Company as of September 21, 1992. Mr. Curd is also a member of the Executive Committee of the Board of Directors. Mr. Curd is also a director of KeySpan Energy Corporation.

         Richard D. Kimbel, MBA, is a member of the Audit, Compensation, Trust Funds and Executive Committees of the Board of Directors. Mr. Kimbel had been employed as an engineer by certain predecessors of the Company and the Company from 1962 until June 1994; he served as Manager of Human Resources for the Ensolite and Uniroyal Adhesives and Sealants divisions of the Company from June 1994 until June 1997. Mr. Kimbel is currently a special projects consultant to the Company. From 1983 to 1986 and from 1989 to June 1994, Mr. Kimbel was President of the United Rubber Workers, Local 65. Mr. Kimbel also served as an executive board officer of the United Rubber Workers International Union from 1984 to 1987.

         Curtis L. Mack is Chairman of the Trust Funds Committee and a member of the Executive Committee of the Board of Directors. Mr. Mack is an attorney specializing in labor law. Mr. Mack is currently a partner in Mack, Haygood & McLean, a law firm based in Atlanta, Georgia. Mr. Mack was formerly a partner in Mack & Bernstein, a law firm based in Atlanta, Georgia, from 1983 to 1994. Mr. Mack taught labor and employment law at the University of Florida Law
School in 1973-1974; he was General Counsel of the Florida Public Employees Relations Commission from 1974 to 1975, and he was Chairman of the Agency from 1975 to 1976; from 1976 to 1981 he was Regional Director of the National Labor Relations Board in Atlanta, Georgia. Presently Mr. Mack is an adjunct professor at the University of Michigan Law School, and also serves on the Advisory Board to the School of Social Science at Michigan State University. Mr. Mack has served as Special Assistant Attorney General for the State of Georgia since
1989 and as Chairman of the Human Relations Commission of the City of Atlanta since 1989.

         Roland H. Meyer is Chairman of the Compensation Committee and the Option Committee and a member of the Executive Committee of the Board of Directors. Mr. Meyer was elected Vice Chairman of American National Can Company, a leading manufacturer of metal, glass and plastic packaging products, in 1987. He was elected Chief Operating Officer of American National Can in 1988 and President in 1989. Mr. Meyer served as President and Chief Operating Officer of American National Can until his retirement in June 1992. Mr. Meyer was a director of Allied Van Lines from 1987 to 1992 and was a director and Vice Chairman of the Can Manufacturers Institute, Inc. from 1985 to 1994. Mr. Meyer is currently a director of American National Can and is a member of American National Can's Executive Committee. Mr. Meyer also served for various periods as a director of certain subsidiaries of American National Can. Mr. Meyer is also a director, Vice Chairman and Chairman of the Executive Committee of First Commercial Bank of Tampa and a director of the Catholic Education Foundation, Inc. of the Diocese of St. Petersburg, Florida.

         John A. Porter is a member of the Audit and Executive Committees of the Board of Directors. Mr. Porter is a director of MCI Worldcom Inc., one of the largest telecommunications companies in the world. He was Chairman of the Board of Directors of LDDS Communications, Inc. ("LDDS") from 1988 until its merger with Metromedia Communications in 1993 and was Vice Chairman of the Board from 1993 to 1997. He served as President and Chief Executive Officer of Telephone Management Corporation from 1987 until it was merged with LDDS in August 1988. Mr. Porter also serves as Chairman of the Board of Directors of Phillips & Brooks/Gladwin, Inc., a manufacturer of pay telephone enclosures and equipment; Chairman of the Board of Directors and Chief Executive Officer of Industrial Electric Manufacturing Inc. a manufacturer of electrical power distribution products; and a director of Inktomi, Inc., a San Mateo, California provider of Internet services consisting of search engine and caching to Internet service providers worldwide. Mr. Porter was previously the President and sole shareholder of PM Restaurant Group, Inc., which filed a petition under Chapter 11 of the U.S. Bankruptcy Code in March 1995. Subsequent to March 1995, Mr. Porter sold all of his shares in PM Restaurant Group, Inc.

         Robert L. Soran was elected President and Chief Operating Officer of the Company as of September 21, 1992. Mr. Soran is also a member of the Executive Committee of the Board of Directors. Mr. Soran was President and Chief Executive Officer of Tropicana Products Inc., a fruit beverage processor, from 1986 until September 1991.


         The Board of Directors held six meetings during fiscal 1998. The average attendance by directors at these meetings was 95%, and all incumbent nominees attended at least 75% of the Board and committee meetings that they were scheduled to attend.

         Among the committees of the Board of Directors are an Audit Committee, a Compensation Committee, an Executive Committee, an Option Committee and a Trust Funds Committee. The Board of Directors does not have a Nominating Committee.

         The Audit Committee recommends to the Board the selection of independent accountants to audit the annual financial statements of the Company, reviews the annual financial statements and meets with the Company's Chief Financial Officer and independent accountants to review the scope and results of the audit of the financial statements and other matters regarding the Company's accounting, financial reporting and internal control systems. During fiscal 1998 the Audit Committee met four times. The members of the committee are Messrs. Bynoe (Chairman), Kimbel and Porter.

         The Compensation Committee reviews management's recommendations with respect to salary and incentive compensation of executive officers and other key employees, as well as the Company's benefit plans and arrangements other than stock option plans, and makes recommendations to the Board with respect to such plans. During fiscal 1998 the Compensation Committee met three times. The members of the Compensation Committee are Messrs. Meyer (Chairman), Kimbel and Constance.

         The Option Committee administers all of the stock option plans of the Company. The members of the Option Committee are Messrs. Meyer (Chairman) and Constance. The Option Committee met once during fiscal 1998.

         The Trust Funds Committee reviews the Company's handling of trust funds under its employee benefits plans. During fiscal 1998 the Trust Funds Committee met twice. The members of the Trust Funds Committee are Messrs. Mack (Chairman), Kimbel and Constance.

Compensation of  Directors

         Each director who is not an officer of the Company receives an annual fee (the "Annual Retainer Fee") of $25,000, plus $1,000 for each meeting of the Board of Directors attended, $2,500 per annum for service on a committee (except the chairman of a committee, who receives $3,000 per annum) and $500 to $1,000 for each committee meeting attended, depending upon whether the committee meeting is held in conjunction with a meeting of the Board of Directors, independent of a meeting of the Board of Directors or by teleconference. Each director receives reimbursement of his expenses incurred in attending each meeting of the Board of Directors or of a committee.

         Directors who are not officers of the Company may elect to apply up to the entire amount of their Annual Retainer Fees and committee retainer fees in exchange for options to purchase Common Stock pursuant to the 1992 Non-Qualified Stock Option Plan (the "1992 Non-Qualified Plan"). The 1992 Non-Qualified Plan provides that Common Stock underlying each option issued pursuant to such Plan may be purchased for 100% of the market price of the Common Stock on the date of grant. Although the amount of the Annual Retainer Fee is initially paid for the option, such amount also constitutes 50% of the consideration payable for the underlying Common Stock. When the Director exercises the option, the additional 50% of the purchase price of the Common Stock must be paid in cash by the Director. If the Director does not timely exercise the option to purchase the Common Stock, the Annual Retainer Fee applied to acquire the option will be forfeited by the Director. In addition, each director of the Company has received options to purchase shares of Common Stock under the 1995 Non-Qualified Stock Option Plan (the "1995 Non-Qualified Plan"). No director who is not an officer of the Company may receive options to purchase more than an aggregate of 10,000 shares of Common Stock in any calendar year under all of the Company's Stock Option Plans. The Company is recommending amendments to the 1992 Non-Qualified Plan and the 1995 Non-Qualified Plan. The proposed amendments are described on pages 19-26 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

         Mr. Kimbel, who serves as a member of the Compensation Committee, has been employed by the Company and certain of its predecessor companies since 1962. Mr. Kimbel had been employed as an engineer by certain of the Predecessor Companies and the Company from 1962 until June 1994, when he became Manager of Human Resources for the Ensolite and Uniroyal Adhesives and Sealants divisions of the Company; he is currently a consultant to the Company on special projects.

         No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.



Executive Officers of the Company

         Officers of the Company are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Any officer of the Company may be removed, pursuant to the Company's By-Laws, with or without cause, by a vote of a majority of the entire Board of Directors. Any officer of the Company may resign at any time upon notice to the Company. The following table sets forth the name, age and position of each executive officer of the
Company:

====================================================================================================================
     NAME                 AGE                POSITION
====================================================================================================================
Howard R. Curd             59    Chairman of the Board of Directors and
                                 Chief Executive Officer
--------------------------------------------------------------------------------------------------------------------
Robert L. Soran            55    Director, President and Chief Operating Officer
--------------------------------------------------------------------------------------------------------------------
George J. Zulanas, Jr.     54    Vice President, Chief Financial Officer and
                                 Treasurer
--------------------------------------------------------------------------------------------------------------------
Oliver J. Janney           52    Vice President, General Counsel and Secretary
--------------------------------------------------------------------------------------------------------------------
Martin J. Gutfreund        57    Vice President, Human Resources and
                                 Administration
--------------------------------------------------------------------------------------------------------------------

         The business experience of Messrs. Curd and Soran is described above under "Election of Directors Nominees for Director".

         Messrs, Zulanas, Janney and Gutfreund were elected to the positions set forth above as of September 21, 1992.

                       COMPENSATION OF EXECUTIVE OFFICERS

                      Report of the Compensation Committee


Role of the Compensation Committee

         As was earlier described in the section on committees of the Board of Directors, the Compensation Committee is responsible for administering the compensation program for the executive officers of the Company.


Compensation Philosophy

         The Company's compensation philosophy with respect to the compensation of the Company's executive officers consists of the following core principles:

         o Base salary should be competitive in order to attract and retain well-qualified executives.
         o   Incentive compensation should be directly related to achieving
             specified levels of corporate financial   performance.   A
             significant  part  of  the  executive officers' compensation should be at risk, based upon the success of the Company.
         o Long-term stock ownership of the Company's Common Stock by the Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.


Executive Compensation Program

         The Company's executive compensation program contains three components which are intended to reflect the Company's compensation philosophy.


         Base Salary. Base salary and adjustments to base salary are set by employment agreements with Messrs Curd, Soran, Zulanas and Janney. The base salaries for executive officers are targeted at the upper quartiles of the competitive market. For this purpose, the Compensation Committee reviews and considers the salary ranges of executive officers in comparable positions at companies comparable to the Company in various industries. The Compensation Committee's practice is to review the base salary of each executive officer annually, at which time the executive officer's base salary may be increased based upon the executive officer's individual performance and contributions to the Company.

         Annual Bonus. The Company's executive officers, as well as a number of other key employees of the Company, are eligible for an annual cash bonus pursuant to the Company's Management Incentive Plan (the "MIP"). Target annual bonus amounts for the executive officers are established at the beginning of the fiscal year by the Compensation Committee. For this purpose, the Compensation Committee reviews and considers bonus amounts awarded to officers of companies in comparable positions in various industries comparable in size to the Company and also considers Company performance and the achievement of each executive officer in his area of responsibility and the resulting contribution to overall corporate performance. Total payments into the MIP Plan for all participants, including  executive  officers,  were  $821,000 for fiscal  1993,  approximately
$515,000 for fiscal 1994, approximately $1,200,000 for fiscal 1995, approximately $687,000 for fiscal 1996, approximately $1,680,000 for fiscal 1997, and approximately $1,948,000 for fiscal 1998.


         Long Term Incentives. The executive officers of the Company and 47 other current members of management and other key employees have been granted stock options pursuant to the Company's 1992 Stock Option Plan (the "1992 Stock Option Plan"). In addition, 105 current members of management and other key employees have been granted options under the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"). The 1992 Stock Option Plan and 1994 Stock Option Plan are intended to provide opportunities for stock ownership by management and other key employees, which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the stockholders of the Company. In addition, the executive officers have purchased stock on their own as a demonstration of their commitment to the Company. Stock options granted under the 1992 and 1994 Stock Option Plans have exercise prices equal to the fair market value of the Company's Common Stock on the dates of grant. The stock options have a ten-year term, except certain stock options granted for three-year terms. A deferred compensation plan was instituted for the executive officers in fiscal 1995; this improves the Company's short-term cash flow. A split-dollar life insurance plan was also instituted, to facilitate executive officers' saving for retirement. Effective October 1, 1998, the Board of Directors approved a defined contribution retirement plan for certain executives; benefits under such plan are conditional on an executive's being employed by the Company until retirement.


         Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which became effective in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and each of the four other most highly compensated executive officers. Certain exceptions are provided for non-discretionary, performance-related compensation. The Compensation Committee considers it unlikely that the compensation level of any executive officer in 1999 would exceed the limit under Section 162(m). The Compensation Committee will review the effects of Section 162(m), from time to time, as it reviews changes in the design of compensation plans, to the extent it deems appropriate.


Chief Executive Officer's Performance

         The Compensation Committee has reviewed the compensation of the Chief Executive Officer and has found the level appropriate in comparison with persons holding similar positions in comparable companies and in light of favorable developments at the Company during fiscal 1998, including the following: acquisition by the Company, its officers and directors and certain other persons of the 17 percent of the Company's common stock held by the Pension Benefit Guaranty Corporation, increase in the Company's sales by 6 percent and earnings before interest and taxes by 117 percent, continued strengthening of the Company's key operating margins, refinancing of long-term debt resulting in ongoing savings on interest expense of approximately $2 million per year, continued acquisition program to increase earnings and broaden the product mix, negotiation of a joint venture with Emcore Corporation to expand the Company's business into high brightness light emitting diodes (LEDs) to enhance the Company's prospects for growth, maximization of profitability of the automotive businesses of the Company pending the completion of their divestiture, and increasing the visibility of the Company's common stock in the market. All of these developments have contributed to an increase in the price of the Company's stock by 110% during the 1998 fiscal year.

         ROLAND H. MEYER, CHAIRMAN
         THOMAS E. CONSTANCE
         RICHARD D. KIMBEL

                                            Summary Compensation Table

         The following table sets forth the cash and other compensation paid by the Company in respect of the fiscal year ended September 27, 1998, to the Chief Executive Officer and the other four most highly compensated officers of the Company. Certain of the executive officers of the Company also received certain other compensation, including automobile allowances. The amount of such other compensation received by each of these officers was less than the lesser of $50,000 or 10% of his respective cash compensation as set forth in the Salary and Bonus columns of this table.

   -------------------------------------------------------------------------------------=========================
                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                  ANNUAL COMPENSATION            AWARDS
   -------------------------------------------------------------------------------------=========================
    =================================== ============= ================= ================ ========================
       Name and Principal Position                                                         Securities Underlying
                                         Fiscal Year        Salary            Bonus               Options
                                                             ($)               ($)                  (#)
    =================================== ============= ================= ================ ========================
    =================================== ------------- ----------------- ---------------- ========================
    Howard R. Curd                          1998               550,262          500,000           184,053
    Chairman of the  Board and Chief        1997               538,805          301,165            81,755
    Executive  Officer                      1996               523,640          147,279            10,000

    =================================== ------------- ----------------- ---------------- ========================
    Robert L. Soran                         1998               452,219          350,000           168,242
    President & Chief                       1997               442,712          247,454            66,275
    Operating Officer                       1996               430,107          117,208            10,000

    =================================== ------------- ----------------- ---------------- ========================
    George J. Zulanas, Jr                   1998               228,971          180,000             97,432
    Vice President,                         1997               224,158          125,293             46,010
    Chief Financial Officer &               1996               217,776           58,393                  0
    Treasurer
    =================================== ------------- ----------------- ---------------- ========================
    Oliver J. Janney                        1998               223,977          175,000              81,621
    Vice President,                         1997               219,314          122,585              30,530
    General Counsel &                       1996               213,141           59,612                   0
    Secretary
    =================================== ============= ================= ================ ========================
    Martin J. Gutfreund                     1998               145,409           95,014               12,500
    Vice President,                         1997               120,000           67,074                    0
    Human Resources and                     1996               120,000           33,751                    0
    Administration
    =================================== ============= ================= ================ ========================

         The Company has a salary administration program and the MIP for certain management employees. The Board of Directors will consider any changes in compensation for executive officers, including changes to the salary administration program and the MIP, except for adjustments required pursuant to employment agreements.

Compensation Pursuant to Other Programs; Stock Option Plan


         In addition to the salary administration program and MIP, in order to retain and attract quality management, the Company maintains a compensation program that includes stock option plans and benefit programs such as disability and health insurance and death benefits. Stock options for key employees are granted by the Option Committee, and the Compensation Committee reviews the other benefit programs. The Option Committee has delegated to the Vice President, Human Resources and Administration the authority to grant limited stock options to key employees other than executive officers following written approval by the Chief Executive Officer and the Chief Operating Officer of the Company.
         The options granted in the last fiscal year to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer are set forth in the following table:

                        OPTION GRANTS IN LAST FISCAL YEAR

===================================================================================================================================
                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                                                                    Price Appreci-ation for Option
                                                                                                    Term
                                                Individual Grants
===================================================================================================================================

============================== =============== ======================= ============== ============== ================ =============

                            Number of
                            Securities    % of Total Options
                            Underlying    Granted to Employees   Exercise
                             Options      in Fiscal Year          Price        Expiration         5%               10%
Name                         Granted                             ($/Share)       Date             ($)              ($)
======================= =============== ======================= ============== ============== ================ ================
======================= --------------- ----------------------- -------------- -------------- ---------------- ================

Howard R. Curd               5,000            1%               $7.000         3/09/01               5,517           11,585
                           179,053           30%               $9.625         8/20/08           1,194,093        2,823,331
======================= --------------- ----------------------- -------------- -------------- ---------------- ================
Robert L. Soran              5,000            1%               $7.000         3/09/01               5,517           11,585
                           163,242           27%               $9.625         8/20/08           1,018,387        2,580,794
====================== --------------- ----------------------- -------------- -------------- ---------------- ================
George J. Zulanas, Jr.      97,432           16%               $9.625         8/20/08             589,767        1,494,585
===================== --------------- ----------------------- -------------- -------------- ---------------- ================
Oliver J. Janney            81,621           14%               $9.625         8/20/08             494,061        1,252,047
====================== =============== ======================= ============== ============== ================ ================
Martin J. Gutfreund         12,500            2%               $9.625         8/20/08              18,694           39,823
===================== =============== ======================= ============== ============== ================ ================

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                       AND

                          FISCAL YEAR END OPTION VALUES







          =====================================================================================================================
                                      Shares                         Number of Securities        Value of Unexercised
                                     Acquired in                      Underlying Unexercised     In-the-Money Options at
                                    Exercise (#)   Value Realized   Options at September 27,       September 27,1998 (16)
                                                      ($)                   1998                        ($)
          =====================================================================================================================
          =====================================================================================================================

           Name                                                            Exercisable/                Exercisable/
                                                                           Unexercisable               Unexercisable
          =====================================================================================================================
          =============================================================---------------------------=============================
          Howard R. Curd              79,053          190,875            310,455/260,808            1,771,650/495,453
          =============================================================---------------------------=============================
          Robert L. Soran             63,242          157,634            265,000/229,517            1,513,438/397,736
          =============================================================---------------------------=============================
          George J. Zulanas, Jr.      47,432          117,842            136,364/143,442              776,196/290,438
          =============================================================---------------------------=============================
          Oliver J. Janney            31,621           75,495            113,636/112,151              646,305/192,271
          =====================================================================================================================
          Martin J. Gutfreund         15,811           36,365              68,181/12,500                    388,092/0
          =====================================================================================================================

CERTAIN TRANSACTIONS

         Transactions with Directors

         Thomas E. Constance, a director of the Company, is a Senior Partner of the law firm of Kramer, Levin, Naftalis & Frankel LLP, which performed legal services for the Company during fiscal year 1998.

         Agreements with Executives

         Mr. Curd, Chairman of the Board and Chief Executive Officer of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement provides for a base salary of $480,300. Mr. Curd's base salary is subject to adjustment annually during the term of the agreement based on changes in the U.S. Consumer Price Index for all Urban Consumers, U.S. City Average (the "CPI"). Pursuant to this provision, Mr. Curd's base salary was increased by 1.69%, effective September 1, 1998. Mr. Curd is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year. Mr. Curd's employment agreement provides for a three-year base term subject to automatic one-year extensions on each anniversary date of the agreement unless such agreement is terminated by either party. In addition, Mr. Curd is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to two years' salary as severance upon termination of his employment by the Company.

         Mr. Soran, President and Chief Operating Officer of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement is for a two-year term subject to automatic annual one-year extensions on each anniversary date of the agreement unless such agreement is terminated by either party. Mr. Soran's employment agreement provides for a base salary of $395,000. Mr. Soran's base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Pursuant to this provision, Mr. Soran's base salary was increased by 1.69%, effective September 1, 1998. Mr. Soran is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year, as determined by the Board of Directors. In addition, Mr. Soran is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to one year's salary as severance upon termination of his employment by the Company.

         Mr. Zulanas, Vice President, Treasurer and Chief Financial Officer of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement is for a two-year term subject to annual one-year automatic extensions on each anniversary date of the agreement unless such agreement is terminated by either party. Mr. Zulanas' employment agreement provides for a base salary of $200,000. Mr. Zulanas' base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Pursuant to this provision, Mr. Zulanas' base salary was increased by 1.69%, effective September 1, 1998. Mr. Zulanas is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year, as determined by the Board of Directors. In addition, Mr. Zulanas is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to one year's salary as severance upon termination of his employment by the Company.

         Mr. Janney, Vice President, Secretary and General Counsel of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement provides for a base salary of $195,500. Mr. Janney's base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Pursuant to this provision, Mr. Janney's base salary was increased by 1.69%, effective September 1, 1998. Mr. Janney is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year. Mr. Janney's employment agreement provides for a two-year base term subject to automatic one-year extensions on each anniversary date of the agreement unless such agreement is terminated by either party. In addition, Mr. Janney is entitled to receive his base salary for the balance of the term of the agreement plus an amount equal to one year's salary as severance upon termination of his employment by the Company.

STOCK PERFORMANCE GRAPH

         The following graph is a comparison of the five-year cumulative total return among the Company, the Standard & Poor's 500 Composite Index and the Standard & Poor's Chemical Index.



TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED
------------------------------------ -------------------------------------------------- -----------
                                                 Annual Return Percentage
                                                       Years Ending
==================================== =========== ============ ============ ============ -----------
Company/Index                        Sept. 94    Sept. 95     Sept. 96     Sept. 97     Sept. 98
==================================== =========== ============ ============ ============ -----------

Uniroyal Technology Corp.            -32.8        36.06        -21.87        42.00        107.04
------------------------------------ ----------- ------------ ------------ ------------ -----------
S&P 500 Index                         3.69        29.74         20.33        40.45          9.05
------------------------------------ ----------- ------------ ============ ============ -----------
Chemicals (Specialty) - 500          -3.96        28.59          7.74        12.97        -21.36
------------------------------------ ----------- ------------ ============ ============ -----------
------------------------------------ --------------------------------------------------------------- ------------
                         Indexed Returns - Years Ending
==================================== ============ =========== ============ ============ ============ ------------
Company/Index                        Sept. 93     Sept. 94    Sept. 95     Sept. 96     Sept. 97     Sept. 98

==================================== ============ =========== ============ ============ ============ ------------
Uniroyal Technology Corp.            100           67.20        91.43        71.43        101.43       210.00
------------------------------------ ------------ ----------- ------------ ------------ ------------ ------------
S&P 500 Index                        100          103.69       134.53       161.88        227.36       247.92
------------------------------------ ------------ ----------- ------------ ------------ ------------ ------------
Chemicals (Specialty) - 500          100           96.04       123.50       133.06        150.32       118.22
------------------------------------ ------------ ----------- ------------ ------------ ------------ ------------



Source:  Standard & Poor's Compustat

This comparison of five-year cumulative returns assumes that $100 was invested on September 28, 1993 in Common Stock, the S&P 500 Composite Index and the S&P Chemicals (Specialty) Index. No dividends were paid on the Common Stock.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The  Board  of  Directors  has  selected   Deloitte  &  Touche  LLP  as
independent public accountants for the Company for the fiscal year ending September 26, 1999, subject to approval by the stockholders. The Board of Directors recommends that such appointment be ratified.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.


                     APPROVAL AND ADOPTION OF AMENDMENTS TO
                    THE 1992 NON-QUALIFIED STOCK OPTION PLAN

The Company's 1992 Non-Qualified Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on December 2, 1992, and was amended on December 14, 1993. The 1992 Plan became effective upon its approval at the 1994 annual meeting of the Company's stockholders. The 1992 Plan was further amended by the Board of Directors effective December 11, 1996. The 1992 Plan permits eligible directors of the Company to elect to receive options to purchase Common Stock in lieu of their annual Board of Directors and committee retainers. The number of shares subject to such options is based upon a formula contained in the 1992 Plan but cannot exceed certain maximum limits specified in the 1992 Plan, which are described below.

         As of December 10, 1998, options to purchase 90,942 shares of Common Stock were outstanding under the 1992 Plan, at exercise prices of $1.47 to $3.1562 per share. All of such outstanding options are currently exercisable (except options to purchase 2,040 shares of Common Stock) and expire over periods ending not later than May 5, 2008. From the inception of the 1992 Plan through December 10, 1998, 29,868 shares of Common Stock had been issued pursuant to the exercise of options granted under the 1992 Plan.

         On December 17,1998, the Board of Directors unanimously adopted an amendment to the 1992 Plan, which, subject to approval of the stockholders, would increase the 1992 Plan's limit on the maximum number of shares of Common Stock that may be covered by all outstanding options granted to a non-employee director under all Company stock option plans during a year to 30,000 shares (and for grants under the 1992 Plan, if less, the number of shares that could be purchased under such options with the director's maximum retainer for the calendar year, as currently provided by the 1992 Plan).

         The Board of Directors approved this amendment to increase such limit on the maximum number of shares covered by options granted to directors under the Company's stock option plans to ensure that the Company can continue to grant options to eligible directors under its stock option plans at levels determined appropriate by the Company and provide incentives to retain as directors persons of training, experience and ability, encouraging their sense of proprietorship and stimulating their active interests in the Company's development and financial success. If approved by the stockholders, the 1992 Plan's limit on the maximum number of shares of Common Stock that may be subject to all outstanding options granted to a non-employee director annually, would be increased from 10,000 shares to 30,000 shares.

         If this proposal is adopted, the 1992 Plan would be amended so that the first sentence of Section 3(c) would read as follows:

         "Notwithstanding any provision herein to the contrary, no Director shall be granted any Option in any annual period which, if considered together with all other outstanding and unexercised options granted by the Company hereunder or pursuant to any other Company plan during such annual period ("Outstanding Options"), would entitle such Director to purchase more than the lesser of (i) the number of shares purchasable with the maximum retainer earned or to be earned by such Director in the calendar year in which a Grant Date occurs and (ii) 30,000 shares of Stock ("Option Maximum")."

         The affirmative vote of the holders of a majority of the shares of outstanding Common Stock entitled to vote at the Annual Meeting and present in person or by proxy is required to approve this proposal to amend the 1992 Plan.

         The Board of Directors unanimously recommends a vote "FOR" this Proposal to amend the 1992 Plan to increase the maximum number of shares for which a non-officer director may receive options annually under 1992 Plan, together with all outstanding options granted to such director under all other Company stock option plans in such annual period, from 10,000 to 30,000 shares.

         This proposal summarizes the essential features of the 1992 Plan, as amended as described by this proposal. This summary is qualified in its entirety by reference to the full text of the 1992 Plan, as so amended, which will be made available to any stockholder of the Company requesting a copy in writing.

Conversion of Retainers into Options

         The 1992 Plan offers directors who are not officers of the Company or a subsidiary of the Company the opportunity to receive up to 100 percent of their annual Board of Directors and committee retainers in the form of options to purchase shares of Common Stock. Eligible directors, upon adoption of the 1992 Plan or upon becoming an eligible director thereafter, have an opportunity to elect to receive options under the 1992 Plan in lieu of their cash retainer for service on the Board of Directors or its committees. A director's election to receive options under the 1992 Plan in lieu of his or her cash retainer becomes effective thirty days after the director is first eligible to participate in the 1992 Plan, or, if a director does not make an election during such initial thirty-day period, beginning in the calendar year immediately following the Company's receipt of the director's election to receive options under the 1992 Plan. After a director's election to receive options under the 1992 Plan in lieu of his or her annual cash retainers is effective, the election will remain in effect for all later years of service until such election is revoked by the director. Such revocation is effective beginning in the calendar year immediately following receipt of the director's notice of such revocation by the Company.


         The 1992 Plan contains the following formula for determining the number of shares subject to such an option:

              Dollar amount of director's retainer to be converted

                                   divided by

             50% of the fair market value of a share of Common Stock
                        on the date the option is granted

         The 1992 Plan also contains the following maximum limits on the number of shares of Common Stock that can be purchased under options granted to directors:

         * no director may receive an option under the 1992 Plan on any grant date to purchase more than 10,000 shares, and

         * a director may not receive an option under the 1992 Plan in any annual period that, together with all other outstanding stock options granted by the Company to the director (whether or not under the 1992 Plan) during such annual period, would entitle such director to purchase more than the lesser of (i) the number of shares purchasable with the maximum retainer earned or to be earned by such director in the calendar year in which the grant date occurs and (ii) 30,000 shares.

To the extent that a director has elected to receive an option under the 1992 Plan to purchase more than the maximum number of shares permitted under the foregoing limitations, the director will receive the balance of the retainer fees in cash.

Terms of Options

         An option granted under the 1992 Plan generally gives a director the right to purchase shares covered by the option at an exercise price equal to 50 percent of the fair market value of such shares on the date the option is granted for a period beginning nine months, and ending ten years, after such date of grant. If the director's service on the Board of Directors terminates due to disability or death, the director or, following the director's death, his or her estate or a person who acquires the right to exercise the option by bequest or inheritance can exercise his or her options, to the extent exercisable on the date of such termination, for a period of one year following such termination. If a director's continuous service on the Board of Directors terminates for any other reason, the director can exercise his or her options within ninety days following such termination, to the extent the options were exercisable on the date of such termination. In no event, however, may an option be exercised after its scheduled expiration. The 1992 Plan does not generally allow directors to transfer their options (other than by will or the laws of descent and distribution following the director's death); however, the Board of Directors does have discretion under the 1992 Plan to permit a director to transfer his or her options to immediate family members, or a trust or similar vehicle solely for their benefit, or such other persons or entities permitted by the Board of Directors in its discretion.

         Shares of Common Stock that may be delivered under the 1992 Plan may be either authorized and unissued shares or treasury shares. Shares of Common Stock subject to any expired or canceled unexercised options cease to be authorized for delivery under the 1992 Plan.

         A director may pay the exercise price of an option granted under the 1992 Plan in cash or by check or money order.

         The 1992 Plan generally defines the "fair market value" of a share of Common Stock to be the highest closing price of a share of Common Stock on a national exchange or the Nasdaq National Market or, if not so listed, the closing price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc., in each case, for the applicable date, or the next preceding date on which there was a reported sale.

Changes in Capital

         The 1992 Plan provides the Board of Directors with discretion to make proportionate adjustments in the maximum number of shares of Common Stock which may be sold or awarded to any director and the number and price of shares covered by outstanding options to reflect changes in capitalization affecting the Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other forms of reorganization or changes affecting the Common Stock.

Amendment and Termination

         The Board of Directors has reserved the right under the 1992 Plan to amend, suspend or terminate the plan. However, the 1992 Plan provides that the Board of Directors must obtain the approval of the stockholders, if required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Code, to increase the aggregate number of shares that may be issued under the plan (except for adjustments described under "Changes in Capital" above), modify materially the requirements for eligibility to participate in the 1992 Plan, or increase materially the benefits accruing to directors under the 1992 Plan. However, any such amendment or termination cannot impair the vested rights of directors under their outstanding options without their written consent. If not terminated earlier by the Board of Directors, the 1992 Plan will terminate ten years following the initial effective date of the 1992 Plan, and no options can be granted under the 1992 Plan after such termination.

Certain Federal Income Tax Consequences

         The following is a brief summary of certain significant United States federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to the Company and directors in connection with the grant and exercise of options under the 1992 Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.

         The value of a director's retainer converted into an option under the 1992 Plan is not immediately includible in the director's taxable income or deductible by the Company. The grant of an option under the 1992 Plan to such a director will not result in taxable income to the director or an income tax deduction for the Company. Options granted under the 1992 Plan are not intended to be "incentive stock options" under Section 422 of the Code. Accordingly, the exercise of an option under the 1992 Plan generally results in immediate recognition of taxable ordinary income by the director and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of Common Stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the director at the time he or she disposes of such shares.

         As of December 10, 1998, the following directors hold outstanding options to purchase Common Stock under the 1992 Plan:

Thomas E. Constance                                                2,040 shares
Richard D. Kimbel                                                 13,460 shares
Curtis L. Mack                                                    20,373 shares
Roland H. Meyer                                                   37,374 shares
John A. Porter                                                    22,695 shares
All directors and nominees for directors as a group               95,942 shares


                     APPROVAL AND ADOPTION OF AMENDMENTS TO
                    THE 1995 NON-QUALIFIED STOCK OPTION PLAN

         The Company's 1995 Non-Qualified Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors on April 25, 1995. The 1995 Plan became effective as of February 14, 1996, the date it was approved by the Company's stockholders. The 1995 Plan was further amended by the Board of Directors effective December 11, 1996. On an annual basis, the 1995 Plan automatically grants to eligible directors of the Company options to purchase Common Stock.

         As of December 10, 1998, options to purchase 134,300 shares of Common Stock were outstanding under the 1995 Plan at exercise prices of $2.625 to $9.375 per share. All of such outstanding options are currently exercisable (except options to purchase 5,000 shares of Common Stock) and expire over periods ending not later than May 5, 2001. From the inception of the 1995 Plan through December 10, 1998, 30,700 shares of Common Stock have been issued pursuant to the exercise of options granted under the 1995 Plan.

         On December 17, 1998, the Board of Directors unanimously adopted an amendment to the 1995 Plan which, subject to approval of the stockholders, would increase the number of shares subject to options automatically granted to each eligible director annually under the 1995 Plan from 5,000 shares to 17,500 shares. The Board of Directors approved this amendment to increase the number of shares covered by options granted each year to directors under the 1995 Plan to ensure that the Company can continue to grant options to eligible directors under the 1995 Plan at levels determined appropriate by the Company and provide incentives to retain as directors persons of training, experience and ability, encouraging their sense of proprietorship and stimulating their active interests in the Company's development and financial success.

         If this proposal is adopted, the 1995 Plan would be amended so that the first sentence of Section 3(b) would read as follows:

         "Upon the later of adoption of the Plan or 30 days after an individual shall initially become a Director or shall be reelected as a Director (the "Grant Date"), such individual shall be granted an Option to purchase 10,000 Shares in the case of initial grants upon adoption of this Plan, 5,000 Shares in the case of other grants prior to the 1999 annual meeting of the stockholders and 17,500 Shares in the case of any grants thereafter."

         The affirmative vote of the holders of a majority of the shares of outstanding Common Stock entitled to vote at the Annual Meeting and present in person or by proxy is required to approve this proposal to amend the 1995 Plan.

         The Board of Directors unanimously recommends a vote "FOR" this Proposal to amend the 1995 Plan to increase the number of shares of Common Stock that can be purchased under options granted annually to each eligible director from 5,000 to 17,500 shares.

         This proposal summarizes the essential features of the 1995 Plan, as amended as described by this proposal. This summary is qualified in its entirety by reference to the full text of the 1995 Plan, as so amended, which will be made available to any stockholder of the Company requesting a copy in writing.

Terms of Options
         Thirty days after individuals are elected or re-elected as directors of the Company each year, the 1995 Plan automatically grants to each such eligible director an option to purchase 17,500 shares of Common Stock. An option granted under the 1995 Plan gives a director the right to purchase shares covered by his or her option at an exercise price equal to the fair market value of such shares on the date the option is granted for a period beginning nine months after the grant date, and ending three years from such grant date. If the director's service on the Board of Directors terminates due to disability or death, the director or, following the director's death, his or her estate or a person who acquires the right to exercise the option by bequest or inheritance, can exercise his or her options, to the extent exercisable on the date of such termination for a period of one year following such termination. If a director's continuous service on the Board of Directors terminates for any other reason, the director can exercise his or her options within ninety days following such termination, to the extent the options were exercisable on the date of such termination. In no event, however, may an option be exercised after its scheduled expiration. The 1995 Plan does not generally allow directors to transfer their options (other than by will or the laws of descent and distribution following the director's death); however, the Board of Directors does have discretion under the 1995 Plan to permit a director to transfer his or her options to immediate family members, or a trust or similar vehicle solely for their benefit, or such other persons or entities permitted by the Board of Directors in its discretion.

         Shares of Common Stock that may be delivered under the 1995 Plan may be either authorized and unissued shares or treasury shares. Shares of Common Stock subject to any expired or canceled exercised options cease to be authorized for delivery under the 1995 Plan.

         A director may pay the exercise price of an option granted under the 1995 Plan in cash or by certified check or delivery of shares of Common Stock already owned by such director with a fair market value equal to the exercise price paid.

         The 1995 Plan generally defines the "fair market value" of a share of Common Stock to be the highest closing price of a share on a national exchange or the Nasdaq National Market or, if not so listed, the closing price of a share in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc., in each case, for the applicable date, or the next preceding date on which there was a reported sale.

Changes in Capital

         The 1995 Plan provides the Board of Directors with discretion to make proportionate adjustments in the maximum number of shares of Common Stock which may be sold or awarded to any director and the number and price of shares covered by outstanding options to reflect changes in capitalization affecting the Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other forms of reorganization or changes affecting the Common Stock. Amendment and Termination
         The Board of Directors has reserved the right under the 1995 Plan to amend, suspend or terminate the plan. However, the 1995 Plan provides that the Board of Directors must obtain the approval of the stockholders, if required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Code, to increase the aggregate number of shares that may be issued under the plan (except for adjustments described under "Changes in Capital" above), modify materially the requirements for eligibility to participate in the 1995 Plan, or increase materially the benefits accruing to directors under the 1995 Plan. However, any such amendment or termination cannot impair the vested rights of directors under their outstanding options without their written consent. If not terminated earlier by the Board of Directors, the 1995 Plan will terminate ten years following the initial effective date of the 1995 Plan, and no options can be granted under the 1995 Plan after such termination.

Certain Federal Income Tax Consequences

         The following is a brief summary of certain significant United States federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to the Company and directors in connection with the grant and exercise of options under the 1995 Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.

         The grant of an option under the 1995 Plan to a director will not result in taxable income to the director or an income tax deduction for the Company. Options granted under the 1995 Plan are not intended to be "incentive stock options" under Section 422 of the Code. Accordingly, the exercise of an option under the 1995 Plan generally results in immediate recognition of taxable ordinary income by the director and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of Common Stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the director at the time he or she disposes of such shares.

         As of December 10, 1998, the following directors hold outstanding options to purchase Common Stock under the 1995 Plan:

Peter C. B. Bynoe                                                 20,000 shares
Thomas E. Constance                                                5,000 shares
Howard R. Curd                                                    20,000 shares
Richard D. Kimbel                                                 20,000 shares
Curtis L. Mack                                                     9,300 shares
Roland H. Meyer                                                   20,000 shares
John A. Porter                                                    20,000 shares
Robert L. Soran                                                   20,000 shares

All directors and nominees for directors as a group              134,300 shares

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management of the Company knows of no matters other than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.


                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the 2000 annual meeting must be forwarded in writing and received at the principal executive offices of the Company not later than October 26, 1999, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders to be held in 2000. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                                     OLIVER J. JANNEY
                                                     Secretary

January 15, 1999

--------

1 The address for all directors and executive officers is c/o the Company, Two North Tamiami Trail, Suite 900, Sarasota, Florida 34236.

2 Information contained in the table reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934.
     This table is based on information supplied by directors, officers and beneficial owners of ten percent or more of the Common Stock and Forms 13D and 13G filed with the Securities and Exchange Commission by beneficial owners of 5% or more of the Common Stock. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

3    Applicable   percentages  are  based  on  14,190,018   shares  of  Common
     Stock outstanding, which include shares issued and to be issued pursuant to the Plan of Reorganization of certain predecessors of the Company, shares of Common Stock issued as stock dividends on preferred stock, Common Stock issued in the private placement on May 31, 1994, Common Stock issued pursuant to exercises of options under the Company's stock option plans, shares issuable pursuant to currently exercisable options under the Company's stock option plans, and shares issuable pursuant to outstanding warrants, but exclude treasury shares.

4 Includes 186,591 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans, 76,300 shares of Common Stock issuable pursuant to warrants and 18,166 shares of Common Stock in the Company's Savings Plan.

5 Includes 37,695 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's 1992 Non-Qualified Stock Option Plan and 1995 Non-Qualified Stock Option Plan.

6    Includes 265,000 shares of Common  Stock  issuable  pursuant  to currently exercisable options granted under the Company's stock option plans and 951 shares of Common Stock in the Company's Savings Plan. Does not include 65,000 shares held in trust for a family member nor 35,000 held by family members residing in Mr. Soran's household, as to which Mr. Soran disclaims beneficial ownership.

7 Includes 136,364 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans and 7,463 shares of Common Stock in the Company's Savings Plan.

8 Includes 52,374 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's 1992 Non-Qualified Stock Option Plan and 1995 Non-Qualified Stock Option Plan.

9 Includes 113,636 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans and 951 shares of Common Stock in the Company's Savings Plan.

10 Includes 68,181 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans and 14,623 shares of Common Stock in the Company's Savings Plan.

11   Less than one percent.

12 Includes 29,450 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans, 346 shares of Common Stock in the Company's Savings Plan and 321 shares of Common Stock in the Company's Employee Stock Ownership Plan.

13 Consists of Common Stock issuable pursuant to currently exercisable options granted under the Company's 1992 Non-Qualified Stock Option
     Plan and 1995  Non-Qualified  Stock Option  Plan.

14 Includes 15,000 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's 1995 Non-Qualified Stock Option Plan.

15 Includes 928,964 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans.

16 The values are based on the closing price of the Common Stock on the Nasdaq National Market on September 25, 1998, which was $9.1875 per share.




                         UNIROYAL TECHNOLOGY CORPORATION
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints HOWARD R. CURD, ROBERT L. SORAN, and OLIVER J. JANNEY, and each of them with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Uniroyal Technology Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Uniroyal Optoelectronics, LLC, #501 Sabal Park Distribution Center, 3401 Cragmont Drive, Tampa, Florida on Tuesday, February 23, 1999, at 11:00 a.m. (local time), and at any adjournment or adjournments of the meeting, hereby revoking all proxies given prior to this proxy with respect to such stock upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged).

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

                    UNIROYAL TECHNOLOGY CORPORATION
                    P.O. BOX 11155
                    NEW YORK, NY 10203-0155

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3) and (4).
The undersigned hereby votes at the Annual Meeting of Stockholders of Uniroyal Technology Corporation on February 23, 1999, AS FOLLOWS:

1.       ELECTION OF DIRECTORS

         G  FOR all nominees listed below       G        WITHHOLD AUTHORITY to
                          vote for all nominees listed below

Nominees: Howard R. Curd, Robert L. Soran, Peter C. B. Bynoe, Thomas E. Constance, Richard D. Kimbel, Curtis L. Mack, Roland H. Meyer, and John A. Porter.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



2.    PROPOSAL TO APPROVE DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS
      FOR THE 1999 FISCAL YEAR.
         ___  FOR                    ___  AGAINST                ___  ABSTAIN

3.   PROPOSAL TO AMEND THE 1992 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS.
         ___  FOR                    ___  AGAINST               ___  ABSTAIN

4.   PROPOSAL TO AMEND THE 1995 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS.
         ___  FOR                    ___  AGAINST                ___  ABSTAIN

3. In their discretion upon such other matters as may properly come before the meeting.

    ___   I plan to attend the                        Change of Address or
          annual meeting                              Comments Mark Here

    Please sign exactly as your name appears to the left and below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             Dated:                                      , 1999


            Signature

            Signature, if held jointly

         Please return in the enclosed postage-paid envelope.
         Votes must be indicated (x) in Black or Blue ink.